ARTHUR ANDERSEN LLP


                                                             Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


             As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of Thermo Instrument Systems Inc. of our reports dated February 12, 1996 (except with respect to the matters discussed in Note 15 as to which the date is March 1, 1996) included in Thermo Instrument System's annual report on Form 10-K for the fiscal year ended December 30, 1995 and to all references to our Firm included in this Registration Statement.



                                                ARTHUR ANDERSEN LLP


                                                /s/Arthur Andersen LLP


        Boston, Massachusetts
        December 11, 1996